As filed with the Securities and Exchange Commission on June 8, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IPG PHOTONICS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	04-3444218
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
50 Old Webster Road
Oxford, Massachusetts 01540
(Address of Principal Executive Offices) (Zip Code)

IPG Photonics Corporation Non-Employee Directors Stock Plan
(Full title of the plan)

Valentin P. Gapontsev, Ph.D.
Chief Executive Officer and Chairman of the Board
IPG Photonics Corporation
50 Old Webster Road
Oxford, Massachusetts 01540
(508) 373-1100
(Name, address, and telephone number of agent for service)
with a copy to:
Robert W. Ericson, Esq.
David A. Sakowitz, Esq.
Winston & Strawn LLP
200 Park Avenue
New York, New York 10166-4193
(212) 294-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered(1)	per share(2)	offering price(2)	registration fee
Common Stock, par value $0.0001, issuable pursuant to IPG Photonics Corporation Non-Employee Directors Stock Plan	320,000 shares	$16.51	$5,283,200	$376.69

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock that become issuable under the IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended, as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of common stock of IPG Photonics Corporation.

(2)	Estimated solely for the purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, based on the average of the high and low prices on June 4, 2010, as reported by the NASDAQ Global Market.

EXPLANATORY NOTE
     Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 320,000 shares of common stock of IPG Photonics Corporation, a Delaware corporation (the “Registrant”), that may be issued under the Registrant’s IPG Photonics Corporation Non-Employee Directors Stock Plan, as amended (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The Registrant shall deliver the document containing the information in Part I of this Registration Statement on Form S-8 to each participant in the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such document is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission. Such document and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The contents of the Registration Statement on Form S-8 filed by the Registrant on December 20, 2006 (Registration Statement No. 333-139509) are incorporated by reference into this Registration Statement.
Item 8. Exhibits.

4.1	IPG Photonics Corporation Non-Employee Directors Stock Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed on December 20, 2006 (File No. 333-136521)).

4.2	Amendment to the IPG Photonics Corporation Non-Employee Directors Stock Plan (incorporated by reference to Exhibit A to the Registrant’s definitive proxy statement on Schedule 14A filed on April 15, 2010 (File No. 001-33155)).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement).

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on this 8th day of June, 2010.

IPG PHOTONICS CORPORATION
By:	/s/ Valentin P. Gapontsev
	Name:	Valentin P. Gapontsev
	Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valentin P. Gapontsev as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxford, Massachusetts, on June 8, 2010.

By	/s/ Valentin P. Gapontsev Valentin P. Gapontsev	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

By	/s/ Timothy P.V. Mammen Timothy P.V. Mammen	Chief Financial Officer (Principal Financial and Accounting Officer)

By	/s/ Robert A. Blair Robert A. Blair	Director

By	/s/ Michael C. Child Michael C. Child	Director

By	/s/ John H. Dalton John H. Dalton	Director

By	Henry E. Gauthier	Director

By	/s/ William S. Hurley William S. Hurley	Director

By	/s/ William F. Krupke William F. Krupke	Director

By	/s/ Igor Samartsev Igor Samartsev	Director

By	/s/ Eugene Shcherbakov Eugene Shcherbakov	Director

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	IPG Photonics Corporation Non-Employee Directors Stock Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed on December 20, 2006 (File No. 333-136521)).

4.2	Amendment to the IPG Photonics Corporation Non-Employee Directors Stock Plan (incorporated by reference to Exhibit A to the Registrant’s definitive proxy statement on Schedule 14A filed on April 15, 2010 (File No. 001-33155)).

5.1*	Opinion of Winston & Strawn LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of the Registration Statement).

*	Filed herewith